Exhibit 4.1

NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

1.                                      Purposes of the Plan.  The purposes of this Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility,

•                                          to provide additional incentive to Employees, Directors and Consultants, and

•                                          to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.

2.                                      Definitions.  As used herein, the following definitions will apply:

(a)                                 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)                                 “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(c)                                  “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)                                 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.

(e)                                  “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f)                                   “Board” means the Board of Directors of the Company.

(g)                                  “Change in Control” means the occurrence of any of the following events:

(i)                                     A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control.  Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)                                  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)                               A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)                                     “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j)                                    “Common Stock” means the common stock of the Company.

(k)                                 “Company” means NetSuite Inc., a Delaware corporation, or any successor thereto.

(l)                                     “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m)                             “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).

(n)                                 “Director” means a member of the Board.

(o)                                 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)                                 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                                    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

(s)                                   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)                               In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t)                                    “Fiscal Year” means the fiscal year of the Company.

(u)                                 “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards that are based solely on an increase in value of the Shares following the grant date.

(v)                                 “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)                               “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)                                 “Option” means a stock option granted pursuant to the Plan.

(z)                                  “Outside Director” means a Director who is not an Employee.

(aa)                          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)                          “Participant” means the holder of an outstanding Award.

(cc)                            “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(dd)                          “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee)                            “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(ff)                              “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(gg)                            “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)                          “Plan” means this 2016 Equity Incentive Plan.

(ii)                                  “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(jj)                                “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)                          “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)                                  “Section 16(b)”  means Section 16(b) of the Exchange Act.

(mm)                  “Securities Act”  means the Securities Act of 1933, as amended.

(nn)                          “Section 409A” means Section 409A of the Code and the final regulations and any guidance promulgated thereunder, as may be amended from time to time.

(oo)                          “Service Provider” means an Employee, Director or Consultant.

(pp)                          “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(qq)                          “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr)                                “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                      Stock Subject to the Plan.

(a)                                 Stock Subject to the Plan.  Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 9,004,521 Shares, plus (ii) any Shares subject to stock options, restricted stock units, performance shares, performance units, or similar awards granted under the Company’s 2007 Equity Incentive Plan, as amended, or the Company’s 1999 Stock Plan, as amended (together, the “Existing Plans”), that, on or after the date this Plan is approved by the Company’s stockholders, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plans that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from previously granted awards under the Existing Plans equal to 6,648,029.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)                                 Full Value Awards.  Any Shares subject to Full Value Awards will be counted against the numerical limits of Section 3(a)(i) as 2.00 Shares for every 1 Share subject thereto.  Further, if Shares subject to any Full Value Award are forfeited to or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), 2.00 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance under the Plan.

(c)                                  Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price and any applicable tax withholdings) pursuant to a Stock Appreciation Right will cease to be available under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  For purposes of clarification, no Shares purchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right will become available for issuance under this Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d)                                 Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.                                      Administration of the Plan.

(a)                                 Procedure.

(i)                                     Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)                                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).

(iii)                               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)                              Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)                                     to determine the Fair Market Value;

(ii)                                  to select the Service Providers to whom Awards may be granted hereunder;

(iii)                               to determine the number of Shares to be covered by each Award granted hereunder;

(iv)                              to approve forms of Award Agreements for use under the Plan;

(v)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)                              to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)                           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii)                        to modify or amend each Award (subject to Sections 5(d) and 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(ix)                              to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(x)                                 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)                              to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xii)                           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.                                      Award Limitations.

(a)                                 Annual Awards for Employees and Consultants.  Subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee or Consultant will be granted:

(i)                                     Options or Stock Appreciation Rights covering more than 2,500,000 Shares during any Fiscal Year, increasing to 4,500,000 Shares in the Fiscal Year of his or her initial service an Employee.

(ii)                                  Shares of Restricted, Restricted Stock Units, or Performance Shares covering more than 1,000,000 Shares during any Fiscal Year, increasing to 2,000,000 Shares in the Fiscal Year of his or her initial service an Employee.

(iii)                               Performance Units having an initial value greater than $3,000,000, increasing to $5,500,000 in the Fiscal Year of his or her initial service as an Employee.

(b)                                 Annual Awards for Outside Directors.  No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $900,000, increasing to $1,200,000 in the Fiscal Year of his or her initial service as an Outside Director.  Any Award granted to a Participant while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 5(b).

(c)                                  Minimum Vesting Requirements.

(i)                                     General.  Except as specified in Section 5(c)(i), Options and Stock Appreciation Rights will vest no earlier than the 1-year anniversary of such Award’s grant date (except if accelerated pursuant to a Change in Control or a termination of Participant’s status as a Service Provider under certain circumstances, a Participant’s death, or a Participant’s Disability) (each, an “Acceleration Event”).

(ii)                                  Exception.  Options and Stock Appreciation Rights may be granted to any Service Provider without regard to the minimum vesting requirements set forth in Section 5(c)(i) if the Shares subject to such Options or Stock Appreciation Rights would not result in more than 5% of the maximum aggregate number of Shares reserved for issuance pursuant to all outstanding Options and Stock Appreciation Rights granted under the Plan (the “5% Limit”).  Any Options or Stock Appreciation Rights that have their vesting discretionarily accelerated (except if accelerated pursuant to an Acceleration Event) are subject to the 5% Limit.  For purposes of clarification, the Administrator may accelerate the vesting of any Options or Stock Appreciation Rights pursuant to an Acceleration Event without such vesting acceleration counting toward the 5% Limit. The 5% Limit applies in the aggregate to Options or Stock Appreciation Rights that do not satisfy the minimum vesting requirements set forth in Section 5(c)(i) and to the discretionary vesting acceleration of Options or Stock Appreciation Rights as specified in this Section 5(c)(ii).

(d)                                 No Exchange Program.  The Administrator may not implement an Exchange Program.

6.                                      Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

7.                                      Stock Options.

(a)                                 Grant of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be

Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 7(a)(i), incentive stock options will be taken into account in the order in which they were granted.  The fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted.

(b)                                 Term of Option.  The term of each Option will be stated in the Award Agreement but will not exceed ten (10) years from the date the Option is granted.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)                                  Option Exercise Price and Consideration.

(i)                                     Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)                                 In the case of an Incentive Stock Option

(A)                               granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)                               granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)                                 In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)                                 Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)                                  Waiting Period and Exercise Dates.  At the time an Option is granted and subject to the provisions of this Plan, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                               Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)                                 Exercise of Option.

(i)                                     Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, subject to the provisions of this Plan, and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)                                  Termination of Relationship as a Service Provider other than Death or Disability.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)                               Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If, after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)                              Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.

(v)                                 Tolling Expiration.  A Participant’s Award Agreement may also provide that:

(1)                                 if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2)                                 if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8.                                      Restricted Stock.

(a)                                 Grant of Restricted Stock.  Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(b)                                 Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)                                  Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions.  Subject to the provisions of this Plan, the Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                                  Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)                                   Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                  Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                                 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the

Company and again will become available for grant under the Plan in accordance with Section 3(b) of the Plan.

(i)                                     Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock that is intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9.                                      Restricted Stock Units.

(a)                                 Grant of Restricted Stock Units.  Subject to the terms of the Plan, the Administrator, at any time and from time to time, Restricted Stock Units may be granted to Service Providers at any time and from time to time as determined by the Administrator.

(b)                                 Restricted Stock Unit Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(e), may be left to the discretion of the Administrator.

(c)                                  Vesting Criteria and Other Terms.  Subject to the provisions of this Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.  After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(d)                                 Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(e)                                  Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(f)                                   Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and become available for grant under the Plan.

(g)                                  Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

10.                               Stock Appreciation Rights.

(a)                                 Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(c)                                  Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)                                 Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(e)                                  Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)                                     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; multiplied by

(ii)                                  The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.                               Performance Units and Performance Shares.

(a)                                 Grant of Performance Units/Shares.  Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

(b)                                 Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                                  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)                                 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                                  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                                   Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)                                  Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

12.                               Performance-Based Compensation Under Code Section 162(m).

(a)                                 General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b)                                 Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including stock price, revenue, profit, bookings, cash flow, customer retention, customer satisfaction, net bookings, net income, net profit, operating cash flow, operating expenses, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total stockholder return.  Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and any Performance Goals may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles.  In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)                                  Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.  Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.  A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)                                 Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13.                               Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.                               Transferability of Awards.

(a)                                 General.  Except to the limited extent provided in Section 14(b), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

(b)                                 Limited Transferability.  The Administrator may permit an Award (other than an Incentive Stock Option) to be assigned or transferred, in whole or in part, during a Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); or (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with the Participant’s estate plan; or (iii) to the extent required by any Applicable Law.

15.                               Adjustments; Dissolution or Liquidation; Change in Control.

(a)                                 Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 5(a) of the Plan.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  Except as set forth in this Section 15(c), in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices.  In taking any of the actions permitted under this, the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations under Section 5(c)), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control.  All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)                                 Outside Director Awards.  With respect to Awards granted to an Outside Director that are assumed or substituted for in a merger or Change in Control, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, prorated based on the portion of the Performance Period that elapsed as of immediately prior to the applicable merger or Change in Control.  All other terms and conditions with respect to such Awards with performance-based vesting will be deemed met.

16.                               Tax.

(a)                                 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                                 Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if that would not result in adverse financial accounting treatment, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

(c)                                  Compliance With Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

17.                               Forfeiture EventsThe Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”).  The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

18.                               No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company, or Parent or Subsidiary, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.                               Grant Date.  The grant date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.                               Term of Plan.  Subject to Section 25 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 22 of the Plan.

21.                               Amendment and Termination of the Plan.

(a)                                 Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)                                 Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.                               Conditions Upon Issuance of Shares.

(a)                                 Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.                               Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24.                               Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the NetSuite Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Agreement”), which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant attached here to as Exhibit A (the “Terms and Conditions”), and the Special Provisions of Stock Options in Certain Countries attached hereto as Exhibit B (the “Appendix”).

NOTICE OF STOCK OPTION GRANT

Name (“Participant”):

Address:

Participant has been granted an Option to purchase Common Stock of NetSuite Inc. (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Shares Granted:

Exercise Price per Share:	$

Total Exercise Price:	$

Type of Option:	☐ Incentive Stock Option

☐ Nonstatutory Stock Option

Term/Expiration Date:

This Option expires in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Date of Grant.  (It will expire earlier if Participant’s continuous status as a Service Provider terminates, as described below).

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

[Insert vesting schedule]

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider.  In the event Participant’s status as a Service Provider is terminated for a reason other than Participant’s death or Disability and Participant dies during the three (3) months following the date Participant ceases to be a Service Provider, this Option will be exercisable for twelve (12) months following Participant’s death. Notwithstanding anything in the Plan or this Agreement, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15 of the Plan.

Effective Termination Date:

In the event of termination of Participant’s relationship as a Service Provider (regardless of the reason for such termination or whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (a) Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any, and (b) Participant’s right to exercise the Option after such termination, if any, will be measured from the date that Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any (i.e., in both cases, active service would not include any contractual notice period or any period of “garden leave” or similar period). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service to the Company or Subsidiary or Parent of the Company for purposes of the Option (including whether Participant may still be considered to be actively providing service while on a leave of absence).

Acknowledgements:

Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including exhibits hereto, all of which are made a part of this document.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

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Participant acknowledges and agrees that Participant’s clicking the “ACCEPT” button on the E*TRADE on-line grant agreement response page will act as Participant’s electronic signature to this Agreement which shall have the same binding effect as a written or hard copy signature and constitute Participant’s acceptance of and agreement with all of the terms and conditions of the Option, as set forth in the Agreement and the Plan.

NETSUITE INC.

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EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.                                      Grant of Option.  The Company hereby grants to Participant an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, including any country-specific terms set forth in the Appendix (references herein to the “Agreement” shall include the Appendix), which is incorporated herein by reference.  Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an incentive stock option under Section 422 of the Code.  However, if this Option is intended to be an ISO, to the extent required by the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).  Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan.  In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.                                      Vesting Schedule.  Except as provided in Section 3 of these Terms and Conditions or in the Appendix, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.                                      Exercise of Option.

(a)                                 Right to Exercise.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(b)                                 Method of Exercise.  This Option will be exercisable in a manner and pursuant to such procedures as the Administrator may determine, which procedure will require Participant to state that he/she is electing to exercise the Option (the “Exercise Notice”), the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and will require Participant to make such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding.  This Option will be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the aggregate Exercise Price.  If someone else wants to exercise this Option after Participant’s death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

5.                                      Method of Payment.  Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)                                 cash;

(b)                                 check;

(c)                                  surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

(d)                                 consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan;

(e)                                  by net exercise; or

(f)                                   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

6.                                      Tax Obligations.

(a)                                 Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares (or other evidence of ownership) will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of all federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) which the Company determines must be withheld with respect to the Option.  Regardless of any action taken by the Company or, if different, the Employer, Participant acknowledges that the ultimate liability for Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or, if different, Participant’s employer (the “Employer”). Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer,

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as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy any withholding obligations of the Company and/or the Employer.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents to satisfy the applicable withholding obligations for all Tax-Related Items by withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case Participant agrees that the obligation for Tax-Related Items may be satisfied by withholding in Shares to be issued upon exercise of the Option.  For these purposes, the Fair Market Value of the Shares to be withheld shall be determined on the date that Tax-Related Items are to be determined.

Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum statutory tax rate for the applicable tax jurisdiction, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  If the withholding obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time the Option is exercised, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c)                                  Code Section 409A.  To the extent any Participant is subject to U.S. federal income taxation, the following provision applies.  Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income

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recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) U.S. federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional U.S. state income, penalty and interest tax to Participant.  Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

(d)                                 Consultants. Notwithstanding anything to the contrary in this Agreement, if Participant is a Consultant, neither the Company nor any Parent or Subsidiary of the Company shall be responsible for withholding any Tax-Related Items due in connection with any aspect of the Option grant. Any Participant who is a Consultant is solely responsible for reporting all income derived from the Option on his or her personal tax return and paying all applicable Tax-Related Items due. Notwithstanding the foregoing, to the extent that the Company or any Parent or Subsidiary of the Company may incur any liability for the Tax-Related Items or for withholding such Tax-Related Items as a result of any aspect of the Option grant, any Participant who is a Consultant agrees to undertake to pay to the Company or any Parent or Subsidiary of the Company the amount of such Tax-Related Items. The Company may refuse to honor such Participant’s exercise of the Option and refuse to deliver Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

7.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO

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TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.                                      Nature of Grant. By entering into this Agreement and accepting the grant of an Option evidenced hereby, Participant acknowledges that:

(a)                                 the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(b)                                 all decisions with respect to future Option grants, if any, will be at the sole discretion of the Administrator;

(c)                                  Participant is voluntarily participating in the Plan;

(d)                                 the Option and the Shares subject to the Option, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;

(e)                                  the Option and the Shares subject to the Option, and the income and value of the same, are not intended to replace any pension rights or compensation;

(f)                                   in the event that the Employer, or the Parent or Subsidiary retaining Participant, is not the Company, the grant of an Option will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer, the Company or any Parent or Subsidiary of the Company;

(g)                                  the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)                                 if the underlying Shares do not increase in value, the Option will have no value;

(i)                                     if Participant exercises the Option and acquires Shares, the value of those Shares acquired upon exercise may increase or decrease, even below the Exercise Price;

(j)                                    no claim or entitlement to compensation or damages arises from forfeiture of the Option resulting from termination of Participant’s Service Provider relationship with the Company or the Employer or with the Parent or Subsidiary retaining Participant (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or services agreement, if any);

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(k)                                 unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of the same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of a Subsidiary or Parent of the Company;

(l)                                     neither the Company, the Employer nor any Parent or Subsidiary retaining Participant shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or any Shares delivered to Participant upon exercise of the Option or of any proceeds resulting from Participant’s sale of such Shares; and

(m)                             the Option and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or determined by the Company in its discretion, to have the Option or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

10.                               No Advice Regarding Grant. None of the Company, its employees and advisors, members of the Board, and the Employer or the Parent or Subsidiary of the Company retaining Participant are providing any tax, legal or financial advice to Participant, or making any recommendation regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the Shares underlying the Option.  Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.                               Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer or the Parent or Subsidiary of the Company retaining Participant may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, email address, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, vested, unvested, exercised or outstanding in Participant’s favor, as the Employer, the Parent or Subsidiary of the Company retaining Participant and/or the Company deems necessary for the purpose of implementing, administering and managing the Plan (“Data”).

Participant acknowledges and understands that Data may be transferred to a stock plan broker designated by the Company, including E*Trade Financial Corporate Services, Inc. and its affiliated companies (“E*Trade”), Fidelity Stock Plan Services LLC and its affiliated companies (“Fidelity”) or any other broker or plan administrator that may be designated by the Company and any other third parties assisting in the implementation, administration and

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management of the Plan, that these recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Stock Administration department. Participant authorizes the Company, E*Trade, Fidelity and any other possible recipients of Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as the Company or its third party broker and stock administrator deems reasonably necessary to implement, administer and manage Participant’s participation in the Plan or to comply with Applicable Laws. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s Stock Administration department in writing.

Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if later seeks to revoke his or her consent, Participant’s employment status or service or career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Option or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to exercise or realize benefits from the Option or otherwise participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Company’s Stock Administration department.

12.                               Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at NetSuite Inc., 2955 Campus Drive, Suite 100, San Mateo, California, 94403, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing.

13.                               Non-Transferability of Option.  Except for the limited extent provided below, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. Notwithstanding the foregoing sentence, an NSO may be assigned or transferred, in whole or in part, during Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with Participant’s estate plan; or (iii) to the extent required by any Applicable Law.

14.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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15.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

16.                               Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

17.                               Repayment/Forfeiture. Notwithstanding any provisions to the contrary under the Plan or this Agreement, this Option and any amounts paid thereunder shall be subject to the Clawback Policy.  Participant agrees to forfeit, return, or reimburse the Company all or a portion of the Option and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

18.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19.                               Electronic Delivery and Participation.  Participant agrees that the Company may deliver by electronic means all documents relating to the Plan, this Option, or future options that may be awarded under the Plan (including, without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or request Participant’s consent to participate in the Plan by electronic means.  Participant also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify Participant by electronic means.

20.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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21.                               Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22.                               Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option or if necessary to ensure or facilitate the Company’s compliance with applicable foreign laws.

23.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be modified amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

24.                               Governing Law; Choice of Venue.  This Agreement will be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

25.                               Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

26.                               Appendix. Notwithstanding any provision in this Agreement to the contrary, the Option shall be subject to the special terms and provisions set forth in the Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and provisions for such country will apply to Participant, to the extent the Administrator determines that the application of such terms and provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

27.                               Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply

9

with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.                               Waiver. The waiver by the Company with respect to compliance of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

29.                               Foreign Asset/Account Reporting Requirements; Exchange Controls.  Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements in connection with the Option, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan.  Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country.  Participant may also be required to repatriate any funds received in connection with the Option to his or her country and may be required to use a specific account for doing so and/or to convert the funds to local currency.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements.  Participant further understands that he or she should consult his or her personal legal advisor on these matters.

30.                               Insider Trading Restrictions/Market Abuse Laws.  Depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., the Option) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Neither the Company nor any Subsidiary or Parent of the Company will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions.  Participant should consult with his or her own personal legal advisers to ensure compliance with Applicable Laws.

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EXHIBIT B

APPENDIX

SPECIAL PROVISIONS OF STOCK OPTIONS IN CERTAIN COUNTRIES

This Appendix includes special country-specific terms that apply to Participants resident in countries listed below. This Appendix is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Notice of Grant or the Terms and Conditions.

This Appendix also includes information relating to issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2016 and is provided solely for informational purposes. Such laws are often complex, change frequently, and results may differ based on the particular facts and circumstances. The information might not describe all of the terms and conditions of these laws that may apply in the particular circumstances. Accordingly, the information is not (and is not a substitute for) legal advice and Participant may not rely on the information herein as to the consequences of participation in the Plan because the information may be out of date at the time Participant exercises the Option and acquire Shares, or when Shares acquired under the Plan are sold. In addition, the information is general in nature and might not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the country in which Participant is currently working, or is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Option has been granted, the information contained herein may not be applicable in the same manner. If Participant transfers employment to another country listed in this Appendix after the Option is granted to him or her, the information contained for that new country may be applicable to him or her. In addition, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

Australia

Nature of Plan

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act of 1997 (Cth) (the “Act”) applies (subject to the conditions of the Act).

Australian Offer Document

The offer of the Option is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class

Order 14/1000.   Additional details are set forth in the Offer Document for the Offer of Options to Australian Resident Employees.

Canada

Method of Payment; Tax Obligations

This provision supplements Sections 5 and 6 of the Terms and Conditions:

Notwithstanding anything in the Plan or the Agreement to the contrary, Participant is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items in connection with the Option.

Effective Termination Date

This provision replaces the Effective Termination Date provision contained in the Notice of Grant:

In the event of termination of Participant’s relationship as a Service Provider (regardless of the reason for such termination or whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the Option under the Plan (if any) will terminate effective as of, and Participant’s right to exercise the Option after termination (if any) will be measured from, the date that is earlier of (i) the date that Participant receives notice of termination of employment or service from the Employer, or (ii) the date Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company for purposes of the Option (including whether Participant may still be considered to be actively providing service while on a leave of absence).

Securities Law Notification

Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.  The Shares are currently listed on the New York Stock Exchange.

Foreign Asset / Account Reporting Notification

Foreign property, including Shares and rights to receive Shares (e.g., the Option), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds CAD100,000 at any time during the year.  Thus, the Option must be reported - generally at a nil cost - if the CAD100,000 threshold is exceeded because of

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other foreign specified property.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares.  Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

The following provisions will apply if Participant is a resident of Quebec:

Language Consent

The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy

This provision supplements Section 11 of the Terms and Conditions:

Participant hereby authorizes the Company and the Employer and their respective representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any Subsidiary or Parent of the Company and the Administrator to disclose and discuss the Plan with their advisors. Moreover, Participant authorizes the Company and any Subsidiary or Parent of the Company to record such information and to keep such information in Participant’s employee file.

Czech Republic

Exchange Control Notification

Participant may be required to fulfill certain notification duties in relation to the Option and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more.  Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

Hong Kong

Sale Restriction

If the Option vests within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired upon exercise of the Option, or otherwise offer the Shares to the

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public, prior to the six-month anniversary of the Date of Grant.  Participant agrees that any Shares acquired upon exercise of the Option are accepted as a personal investment.

Securities Law Notification

WARNING: The Option and any Shares issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Subsidiary or Parent of the Company. The Agreement, including this Appendix, the Plan, the Notice of Grant, the Terms and Conditions and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Option and any related documentation are intended only for the personal use of Participant and may not be distributed to any other persons. If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, the Plan, the Notice of Grant, or the Terms and Conditions, Participant should obtain independent professional advice.

Japan

Foreign Asset / Account Reporting Notification

Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report will be due by March 15th of the following year.  Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether Participant will be required to report details of any outstanding Options or Shares held by Participant in the report.

Philippines

Securities Law Notification

This offer of the Option is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the New York Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and Participant’s local currency. In this regard, Participant should note that the value of any Shares Participant may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between Participant’s local currency and the United States Dollar may affect the value of the Option or any amounts due to Participant upon exercise of the Option or the subsequent sale of any Shares acquired by Participant upon exercise. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

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For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://www.netsuite.com/portal/home.shtml.  In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting the Company’s Stock Plan Manager at the address below:

NetSuite Inc.

2955 Campus Drive, Suite 100

San Mateo, CA 94403-2511

(650) 627-1000

Participant should also note that the sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed.  As noted above, the Shares are currently listed on the New York Stock Exchange in the United States of America.

Singapore

Securities Law Notification

The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.  Therefore, statutory liability under the SFA in relation to the content of prospectuses will not apply.  Participant should note that the Option is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer is made (A) after six months from the Date of Grant, (B) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (C) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Chief Executive Office and Director Notification

If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore company, Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore company in writing when Participant receives an interest (e.g., the Option, Shares) in the Company or any related companies. In addition, Participant must notify the Singapore company when he or she sells Shares of the Company or shares of any related company (including when Participant sells Shares acquired upon exercise of the Option). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company.  In

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addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.

Spain

Nature of Grant

This provision supplements Sections 2, 8 and 9 of the Terms and Conditions:

In accepting the grant of the Option, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or a Subsidiary or Parent of the Company throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any Award will not bind the Company or any Subsidiary or Parent of the Company. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option and any Shares issued upon exercise of the Option are not a part of any employment contract (either with the Company or a Subsidiary or Parent of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Option will be cancelled without entitlement to any Shares if Participant’s Service Provider relationship ceases for any reason, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Administrator, in its sole discretion, shall determine the date when Participant’s status as Service Provider has terminated for purposes of the Option.

In addition, Participant understands that the Option would not be granted to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.

Securities Law Notification

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Option.  Neither the Plan nor the Agreement (including this Appendix, the Notice of Grant, and the Terms and Conditions) have been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

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Exchange Control Notification

The acquisition, ownership and sale of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

Further, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Notification

To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000.

Participant should consult with his or her personal tax and legal advisors to ensure that he or she is properly complying with his or her reporting obligations.

United Kingdom

Tax Obligations

This provision supplements Section 6 of the Terms and Conditions:

If payment or withholding of the income tax due in connection with the Option is not made within ninety (90) days after the end of the U.K. tax year in which the income tax liability arises or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the HM Revenue and Customs (“HMRC”) official rate of interest and will be immediately due and repayable, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Terms and Conditions.

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Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax due.  In the event that Participant is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable.  Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.

Joint Election for Transfer of Liability for Employer National Insurance Contributions

Participant acknowledges and agrees that Participant shall be liable for the Secondary Class 1 National Insurance Contributions which may be payable by the Company or the Employer (or by any successor to the Company or the Employer) with respect to the acquisition of Shares in connection with the Option, the assignment or release of the Option for consideration, or the receipt of any other benefit in connection with the Option.  Without limitation to the foregoing, prior to the first vesting date, Participant shall make an election, in the form specified and/or approved for such election by HMRC, that the liability for the Secondary Class 1 National Insurance Contribution payments on any such gains shall be transferred to Participant (the “Election”). Participant hereby authorizes the Company or any Subsidiary or Parent of the Company or the successor to any such company (the “Company Group”) to withhold such Secondary Class 1 National Insurance Contributions from Participant’s salary or other payment due to Participant, or by arranging for the sale of some of the Shares which Participant is entitled to receive on the exercise of the Option, or Participant may make payment for such Secondary Class 1 National Insurance Contributions by cash or check to the member of the Company Group who will remit any such contributions to HMRC. If Participant does not make an Election prior to the first vesting date, if approval to the Election has been withdrawn by HMRC, or if such Election is jointly revoked by Participant and the Company Group, this Option shall, without any liability to the Company Group, not be exercisable. Participant further agrees to execute such other elections as may be required between Participant and any successor to the Company and/or the Employer.

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This exhibit applies only to United Kingdom Participants

NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of your participation in the NetSuite Inc. 2016 Equity Incentive Plan (the “Plan”), you are required to enter into a Joint Election to transfer to you any liability for employer’s National Insurance contributions (“NICs”) that may arise in connection with your participation in the Plan.

By entering into the Joint Election:

•                                          you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•                                          you authorize your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•                                          you acknowledge that even if you have clicked on the “I accept” button where indicated, NetSuite Inc. or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if NetSuite Inc. or your employer determines such is necessary to give effect to the Joint Election.

Clicking on the “I accept” button indicates your acceptance of the Joint Election. You should read the terms of the Joint Election carefully before accepting the Joint Election.

Please print and keep a copy of the Joint Election for your records.

PLEASE PRINT AND KEEP A COPY OF THIS ELECTION FOR YOUR RECORDS.

This exhibit applies only to United Kingdom Participants

NETSUITE, INC.

2016 EQUITY INCENTIVE PLAN

(UK Participants)

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

Parties

This Election is between:

(A)                               The individual who has obtained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive options, restricted stock, restricted stock units and/or performance shares (together, the “Awards”) pursuant to the terms and conditions of the NetSuite, Inc. 2016 Equity Incentive Plan (the “Plan”), and

(B)                               NetSuite, Inc. of 2955 Campus Drive, San Mateo, California 94403-2511, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering this Election on behalf of the Employer.

Purpose of Election

This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”).

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Changeable Event” that gives rise to relevant employment income pursuant to section section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA, including, without limitation:

(i)                                   the acquisition of securities pursuant to the options, performance shares and/or restricted stock units (pursuant to section 477(3)(a) ITEPA); and/or

(ii)                                the assignment or release of the options, performance shares and/or restricted stock units in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)                             the receipt of any other benefit in connection with the options, performance shares and/or restricted stock units, other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA); and/or

(iv)                            post-acquisition charges arising in respect of restricted stock or other Awards, such as on restricted stock which ceases to be subject to any restrictions (pursuant to section 427 ITEPA); and/or

(v)                               post-acquisition charges arising in respect of restricted stock or other Awards, such as on the conversion of restricted stock into securities of a different description (within section 439 of ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

This Election applies to all Awards granted to the Employee under the Plan, on or after [INSERT DATE AWARDS FIRST OFFERED UNDER 2016 PLAN] up to the termination date of the Plan.

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by electronically accepting this Election he or she will become personally liable for the Employer’s Liability covered by this Election.

Payment of the Employer’s Liability

The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)                                   by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)                                directly from the Employee by payment in cash or cleared funds; and/or

(iii)                             by arranging, on behalf of the Employee, for the sale of some of the securities which Participant is entitled to receive in respect of the Awards, the proceeds of which must be delivered to the Company in sufficient time for payment to be made to the HM Revenue and Customs by the due date; and/or

(iv)                            where the proceeds of the gain are to be made through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Awards; such amount to be paid in sufficient time to enable the Company to make payment to the HM Revenue and Customs by the due date; and/or

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(v)                                 through any other method as set forth in the agreement entered into between the Employee and the Company (provided that the method of recovery and/or the agreement is notified to and agreed with HM Revenue and Customs in advance of the recovery).

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

Duration of Election

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

This Election will continue in effect until the earliest of the following:

(i)                                     such time as both the Employee and the Company agree in writing that it should cease to have effect;

(ii)                                  on the date the Company serves written notice on the Employee terminating its effect;

(iii)                               on the date the HM Revenue & Customs withdraws approval of this Election; or

(iv)                              on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding Awards granted under the Plan.

Acceptance by the Employee

The Employee acknowledges that by clicking on the “I accept” button below and from that date, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company agrees to be bound by the terms of this Election as stated above.

NETSUITE, INC.

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Schedule to Form of Election — Employing Companies

The employing companies to which this Form of Election relates are:

NetSuite UK Limited

Registration Number: [redacted]

Registered Office:	[address] [address]
[address]

Corporation Tax District:	[address] [address] [address]
[address]

Corporation Tax Reference:	[redacted]

PAYE District:	[address]
[address] [address] [address]

PAYE Reference:	[redacted]

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NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

PERFORMANCE SHARES AGREEMENT

Unless otherwise defined herein, the terms defined in the NetSuite Inc., 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Shares Agreement, which includes the Notice of Grant of Performance Shares (the “Notice of Grant”), the Terms and Conditions of Performance Share Grant attached hereto as Exhibit A (the “Terms and Conditions”), the Performance Matrix, attached hereto as Exhibit B, and the Special Provisions of Performance Shares in Certain Countries attached hereto as Exhibit C (the “Appendix”).

NOTICE OF GRANT OF PERFORMANCE SHARES

Name (“Participant”):

Address:

Participant has been granted the right to receive an Award of Performance Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Date of Grant:

Target Number of Performance Shares:

Performance Periods:

Performance Matrix:	See Exhibit B

*Note: NetSuite’s fiscal year is the same as the calendar year.

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, the Performance Shares will vest in accordance with the following schedule:

[Insert Vesting Schedule]

Effective Termination Date:

In the event of termination of Participant’s relationship as a Service Provider (regardless of the reason for such termination or whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in Performance Shares under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing service to the Company or a Parent or Subsidiary of the Company and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any (i.e., active service would not include any contractual notice period or any period of “garden leave” or similar period); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service to the Company or a Parent or Subsidiary of the Company for purposes of the Performance Shares (including whether Participant may still be considered to be actively providing service while on a leave of absence).

It is the intent of the parties that the Performance Shares qualify as “performance-based compensation” under Section 162(m) of the Code and consistent with Section 11 of the Plan and any ambiguities herein will be interpreted to so comply.

Acknowledgements:

Participant and the Company agree that this Award of Performance Shares is granted under and governed by the terms and conditions of the Plan and this Agreement, including exhibits hereto, all of which are made a part of this document. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

Participant acknowledges and agrees that Participant’s clicking the “ACCEPT” button on the E*TRADE on-line grant agreement response page will act as Participant’s electronic signature to this Agreement, which shall have the same binding effect as a written or hard copy signature and constitute Participant’s acceptance of and agreement with all of the terms and conditions of the Performance Shares, as set forth in the Agreement and the Plan.

NETSUITE INC.

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EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE SHARE GRANT

1.                                      Grant.  The Company hereby grants to Participant an Award of Performance Shares, subject to all of the terms and conditions in this Agreement and the Plan, including any country-specific terms set forth in the Appendix (references herein to the “Agreement” shall include the Appendix), which is incorporated herein by reference.  Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the Agreement, the terms and conditions of the Plan will prevail.

2.                                      Company’s Obligation to Pay.  Each Performance Share represents the right to receive a Share on the date it vests.  Unless and until the Performance Shares will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Performance Shares.  Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Performance Shares that vest in accordance with Sections 3 or 4 of these Terms and Conditions will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Shares is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A as determined by the Company), other than due to death, and if (x) Participant is both a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination, and (y) the payment of such accelerated Performance Shares will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) months period following Participant’s termination, then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Participant’s termination, unless Participant dies following his or her termination, in which case, the Performance Shares will be paid in Shares to Participant’s estate as soon as practicable following his or her death.  It is the intent of this Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Performance Shares provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.  Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2).  For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

3.                                      Vesting Schedule.  Except as provided in Section 4 or in the Appendix, and subject to Section 5, the Performance Shares awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Performance Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Performance Shares at any time, subject to the terms of the Plan.  If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately be forfeited and terminated.

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate, provided however that Participants employed outside the United States are not permitted to designate a beneficiary under this Agreement and thus, any distribution or delivery due to such Participants shall be made to the administrator or executor of their estates.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Withholding of Taxes.  Regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), Participant acknowledges that the ultimate liability for all federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award of Performance Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(a)                                 Default Method of Tax Withholding.

(i)                                     If Participant is an Officer on the Date of Grant, the Tax-Related Items which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld or such higher amount as would not result in adverse financing accounting consequences.

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(ii)                                  If Participant is not an Officer on the Date of Grant, the Tax Withholding Obligation will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan) (the “Automatic Sale”), unless Participant has already adopted a plan pursuant to Rule 10b5-1(c) of the U.S. Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), pursuant to which the proceeds of the next sale of Shares under the 10b5-1 Plan (the “10b5-1 Sale”) will be sufficient to satisfy the Tax Withholding Obligation plus any Tax-Related Items due with respect to 10b5-1 Sale. The proceeds from the Automatic Sale or the 10b5-1 Sale, as applicable (in either case, the “Sale”), will be used to satisfy Participant’s Tax Withholding Obligation (and any associated broker or other fees) arising with respect to this Award.  Only whole Shares will be sold to satisfy any Tax Withholding Obligation.  Any proceeds from the Sale in excess of the Tax Withholding Obligation (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the Sale to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such Sale, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(b)                                 Administrator Discretion.  If the Administrator determines that Participant cannot satisfy the Tax Withholding Obligation through the default procedure described in clause (a) of this Section 7, it may permit Participant to satisfy the Tax Withholding Obligation by (i) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the minimum amount required to be withheld or such higher amount as would not result in adverse financing accounting consequences, (ii) if Participant is not an Officer on the Date of Grant, electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld or such higher amount as would not result in adverse financing accounting consequences, (iii) payment by Participant in cash, (iv) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, or (v) such other means as the Administrator deems appropriate and permissible under Applicable Law.

(c)                                  Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation.  If Participant fails to do so by the time they become due, Participant will permanently forfeit Participant’s Performance Shares to which Participant’s Tax Withholding Obligation relates, as well as any right to receive Shares otherwise issuable pursuant to those Performance Shares.

(d)                                 Withholding Rate.  Without limitation to the foregoing, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum statutory tax rate for the applicable tax jurisdiction. If a maximum rate is used, Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  If the Tax Withholding Obligation is satisfied by

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withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Performance Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(e)                                  Consultants. Notwithstanding anything to the contrary in this Agreement, if Participant is a Consultant, neither the Company nor any Parent or Subsidiary of the Company shall be responsible for withholding any Tax-Related Items due in connection with any aspect of the Award of Performance Shares. Any Participant who is a Consultant is solely responsible for reporting all income derived from the Performance Shares on his or her personal tax return and paying all applicable Tax-Related Items due. Notwithstanding the foregoing, to the extent that the Company or any Parent or Subsidiary of the Company may incur any liability for the Tax-Related Items or for withholding such Tax-Related Items as a result of any aspect of the Award of Performance Shares, any Participant who is a Consultant agrees to undertake to pay to the Company or any Parent or Subsidiary of the Company the amount of such Tax-Related Items. The Company may refuse to deliver Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Performance Shares deliverable hereunder unless and until certificates representing such Performance Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Performance Shares and receipt of dividends and distributions on such Performance Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PERFORMANCE SHARES OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Nature of Grant.  By entering into this Agreement and accepting this Award of Performance Shares evidenced hereby, Participant acknowledges that:

(a)                                 the grant of the Performance Share is exceptional, voluntary and

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occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted in the past;

(b)                                 all decisions with respect to future Performance Share grants, if any, will be at the sole discretion of the Administrator;

(c)                                  Participant is voluntarily participating in the Plan;

(d)                                 the Performance Shares and the Shares subject to the Performance Shares, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;

(e)                                  the Performance Shares and the Shares subject to the Performance Shares, and the income and value of the same, are not intended to replace any pension rights or compensation;

(f)                                   the grant of a Performance Share will not be interpreted to form an employment contract or relationship with the Company, the Employer, or any Parent or Subsidiary of the Company;

(g)                                  the future value of the Performance Shares is unknown and cannot be predicted with certainty;

(h)                                 no claim or entitlement to compensation or damages arises from termination of the Award of Performance Shares or diminution in value of the Performance Shares or forfeiture of the Performance Shares resulting from termination of Participant’s Service Provider relationship by the Company or the Employer or by the Parent or Subsidiary of the Company retaining Participant (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or services agreement, if any);

(i)                                     unless otherwise agreed with the Company, the Performance Shares and the Shares subject to the Performance Shares, and the income and value of the same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of a Subsidiary or Parent of the Company;

(j)                                    neither the Company, the Employer nor any Parent or Subsidiary of the Company retaining Participant shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance Shares or any Shares delivered to Participant upon vesting of the Performance Shares or of any proceeds resulting from Participant’s sale of such Shares; and

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(k)                                 the Performance Shares and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or determined by the Company in its discretion, to have the Performance Shares or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

11.                               No Advice Regarding Grant.  None of the Company, its employees and advisors, members of the Board, and the Employer or Parent or Subsidiary of the Company retaining Participant are providing any tax, legal or financial advice to Participant, or making any recommendation regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the Performance Shares.  Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12.                               Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Performance Share grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer or the Parent or Subsidiary of the Company retaining Participant may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, email address, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Performance Shares or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, as the Employer, the Parent or Subsidiary of the Company retaining Participant and/or the Company deems necessary for the purpose of implementing, administering and managing the Plan (“Data”).

Participant acknowledges and understands that Data may be transferred to a stock plan broker designated by the Company, including E*Trade Financial Corporate Services, Inc. and its affiliated companies (“E*Trade”), Fidelity Stock Plan Services LLC and its affiliated companies (“Fidelity”) or any other broker or plan administrator that may be designated by the Company and any other third parties assisting in the implementation, administration and management of the Plan, that these recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Stock Administration department. Participant authorizes the Company, E*Trade, Fidelity and any other possible recipients of Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as the Company or its third party broker and stock administrator deems reasonably necessary to

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implement, administer and manage Participant’s participation in the Plan or to comply with applicable laws or regulations. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s Stock Administration department in writing.

Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if later seeks to revoke his or her consent, Participant’s employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Performance Shares or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to realize benefits from the Performance Shares or otherwise participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Company’s Stock Administration department.

13.                               Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at NetSuite Inc., 2955 Campus Drive, Suite 100, San Mateo, California, 94403, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing.

14.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, this Award of Performance Shares may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. Notwithstanding the foregoing sentence, this Award may be assigned or transferred, in whole or in part, during Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with Participant’s estate plan; or (iii) to the extent required by any Applicable Law.

15.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all

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reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

17.                               Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

18.                               Repayment/Forfeiture.  Notwithstanding any provisions to the contrary under the Plan or this Agreement, this Award of Performance Shares and any amounts paid thereunder shall be subject to the Clawback Policy.  Participant agrees to forfeit, return, or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

19.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20.                               Electronic Delivery and Participation.  Participant agrees that the Company may deliver by electronic means all documents relating to the Plan, the Performance Shares, or future performance shares that may be awarded under the Plan (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or request Participant’s consent to participate in the Plan by electronic means.  Participant also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify Participant by electronic means.

21.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22.                               Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

23.                               Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only

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in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Performance Shares, or if necessary to ensure or facilitate the Company’s compliance with applicable foreign laws.

24.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Performance Shares under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

25.                               Governing Law; Choice of Venue.  This Agreement will be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

26.                               Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

27.                               Appendix.  Notwithstanding any provision in this Agreement to the contrary, the Award of Performance Shares shall be subject to the special terms and provisions set forth in the Appendix to this Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and provisions for such country will apply to Participant, to the extent the Administrator determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

28.                               Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29.                               Waiver.  The waiver by the Company with respect to compliance of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any other

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provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

30.                               Foreign Asset/Account Reporting Requirements; Exchange Controls.  Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements in connection with the Performance Shares, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan.  Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country.  Participant may also be required to repatriate any funds received in connection with the Performance Shares to his or her country and may be required to use a specific account for doing so and/or to convert the funds to local currency.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements.  Participant further understands that he or she should consult his or her personal legal advisor on these matters.

31.                               Insider Trading Restrictions/Market Abuse Laws.  Depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Performance Shares) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Neither the Company nor any Subsidiary or Parent of the Company will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions.  Participant should consult with his or her own personal legal advisers to ensure compliance with Applicable Laws.

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EXHIBIT B

[PERFORMANCE MATRIX]

EXHIBIT C

APPENDIX

SPECIAL PROVISIONS OF PERFORMANCE SHARES IN CERTAIN COUNTRIES

This Appendix includes special country-specific terms that apply to Participants resident in countries listed below. This Appendix is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Agreement.

This Appendix also includes information relating to issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2016 and is provided solely for informational purposes. Such laws are often complex, change frequently, and results may differ based on the particular facts and circumstances. The information might not describe all of the terms and conditions of these laws that may apply in the particular circumstances. Accordingly, the information is not (and is not a substitute for) legal advice and Participant may not rely on the information herein as to the consequences of participation in the Plan because the information may be out of date at the time the Performance Shares vest or Shares acquired under the Plan are sold. In addition, the information is general in nature and might not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the country in which Participant is currently working, or is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Performance Shares have been granted, the information contained herein may not be applicable in the same manner. If Participant transfers employment to another country listed in this Appendix after the Performance Shares are granted to him or her, the information contained for that new country may be applicable to him or her. In addition, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

Australia

Nature of Plan

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act of 1997 (Cth) (the “Act”) applies (subject to the conditions of the Act).

Australian Offer Document

The offer of the Performance Shares is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000.   Additional details are set forth in the Offer Document for the Offer of Performance Shares to Australian Resident Employees.

Canada

Company’s Obligation to Pay

This provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in the Plan, Performance Shares granted to employees resident in Canada shall be paid in Shares only.

Effective Termination Date

This provision replaces the Effective Termination Date provision contained in the Notice of Grant:

In the event of termination of Participant’s relationship as a Service Provider (regardless of the reason for such termination or whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in Performance Shares under the Plan (if any) will terminate effective as of the date that is earlier of (i) the date that Participant receives notice of termination of employment or service from the Employer, or (ii) the date Participant is no longer actively providing services to the Company or a Subsidiary or Parent of the Company, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company for purposes of the Performance Shares (including whether Participant may still be considered to be actively providing service while on a leave of absence).

Tax Obligations

This provision supplements Section 7 of the Terms and Conditions:

In the event that the Administrator determines to satisfy the Tax-Related Items by withholding otherwise deliverable Shares as permitted under Section 7 of the Terms and Conditions, it may impact the tax treatment of the Performance Shares in Canada. In such event, Participant hereby acknowledges that neither the Company, nor any Parent or Subsidiary of the Company, shall have any liability towards Participant for any tax consequences that may ensue. Participant is advised to consult with his or her personal tax advisor regarding the tax treatment of the Performance Shares.

Securities Law Notification

Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.  The Shares are currently listed on the New York Stock Exchange.

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Foreign Asset / Account Reporting Notification

Foreign property, including Shares and rights to receive Shares (e.g., Performance Shares), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds CAD 100,000 at any time during the year.  Thus, Performance Shares must be reported - generally at a nil cost - if the CAD 100,000 cost threshold is exceeded because of other foreign specified property.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares.  Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

The following provisions will apply if Participant is a resident of Quebec:

Language Consent

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy

This provision supplements Section 12 of the Terms and Conditions:

Participant hereby authorizes the Company and the Employer and their respective representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Participant further authorizes the Company and any Subsidiary or Parent of the Company and the Administrator to disclose and discuss the Plan with their advisors.  Moreover, Participant authorizes the Company and any Subsidiary or Parent of the Company to record such information and to keep such information in Participant’s employee file.

Czech Republic

Exchange Control Notification

Participant may be required to fulfill certain notification duties in relation to the Performance Shares and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more.  Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

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Hong Kong

Company’s Obligation to Pay

This provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in the Plan, Performance Shares granted to employees resident in Hong Kong shall be paid in Shares only.

Sale Restriction

If the Performance Shares vest and are settled within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares issued to him or her, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Date of Grant.  Participant agrees that any Shares acquired upon vesting and settlement are accepted as a personal investment.

Securities Law Notification

WARNING: The Performance Shares and any Shares issued upon settlement of the Performance Shares do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Subsidiary or Parent of the Company. The Agreement, including this Appendix, the Plan, the Notice of Grant, the Terms and Conditions, the Performance Matrix and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Performance Shares and any related documentation are intended only for the personal use of Participant and may not be distributed to any other persons. If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, the Plan, the Notice of Grant, the Terms and Conditions, or the Performance Matrix, Participant should obtain independent professional advice.

Japan

Foreign Asset / Account Reporting Notification

Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report will be due by March 15th of the following year.  Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether Participant will be required to report details of any outstanding Performance Shares or Shares held by Participant in the report.

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Philippines

Securities Law Notification

This offer of Performance Shares is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the New York Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and Participant’s local currency. In this regard, Participant should note that the value of any Shares Participant may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between Participant’s local currency and the United States Dollar may affect the value of the Performance Shares or any amounts due to Participant pursuant to the settlement of the Performance Shares or the subsequent sale of any Shares acquired by Participant upon settlement. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://www.netsuite.com/portal/home.shtml.  In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting the Company’s Stock Plan Manager at the address below:

NetSuite Inc.

2955 Campus Drive, Suite 100

San Mateo, CA 94403-2511

(650) 627-1000

Participant should also note that the sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed.  As noted above, the Shares are currently listed on the New York Stock Exchange in the United States of America.

Singapore

Securities Law Notification

The Award of Performance Shares is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.  Therefore, statutory liability under the SFA in relation to the content of prospectuses will not apply.  Participant should note that the Award of Performance

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Shares is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Award of Performance Shares in Singapore, unless such sale or offer is made (A) after six months from the Date of Grant, (B) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (C) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Notification Information

If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore company, Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore company in writing when Participant receives an interest (e.g., Performance Shares, Shares) in the Company or any related companies. In addition, Participant must notify the Singapore company when he or she sells Shares of the Company or shares of any related company (including when Participant sells Shares acquired through vesting of the Performances Shares). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company.  In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.

Spain

Nature of Grant

This provision supplements Sections 5, 9 and 10 of the Terms and Conditions:

In accepting the Award of Performance Shares, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Performance Shares under the Plan to individuals who may be employees of the Company or a Subsidiary or Parent of the Company throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any Award will not bind the Company or any Subsidiary or Parent of the Company. Consequently, Participant understands that the Performance Shares are granted on the assumption and condition that the Performance Shares and any Shares issued upon vesting of the Performance Shares are not a part of any employment contract (either with the Company or a Subsidiary or Parent of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Performance Shares will be cancelled without entitlement to any Shares if Participant’s Service Provider relationship ceases with the Company for any reason, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute,

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Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Administrator, in its sole discretion, shall determine the date when Participant’s status as Service Provider has terminated for purposes of the Performance Shares.

Further, Participant understands that this Award would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Performance Shares shall be null and void.

Securities Law Notification

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Performance Shares.  Neither the Plan nor the Agreement (including this Appendix, the Notice of Grant, the Terms and Conditions, and the Performance Matrix) have been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Notification

The acquisition, ownership and sale of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Notification

To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000.

Participant should consult with his or her personal tax and legal advisors to ensure that he or she is properly complying with his or her reporting obligations.

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United Kingdom

Company’s Obligation to Pay

This provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in the Plan, Performance Shares granted to employees resident in the United Kingdom shall be paid in Shares only.

Tax Obligations

This provision supplements Section 7 of the Terms and Conditions:

If payment or withholding of the income tax due in connection with the Performance Shares is not made within ninety (90) days after the end of the U.K. tax year in which the income tax liability arises or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the HM Revenue and Customs (“HMRC”) official rate of interest and will be immediately due and repayable, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to above in Section 7 of the Terms and Conditions.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax due.  In the event that Participant is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable.  Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.

Joint Election for Transfer of Liability for Employer National Insurance Contributions

Participant acknowledges and agrees that Participant shall be liable for the Secondary Class 1 National Insurance Contributions which may be payable by the Company or the Employer (or by any successor to the Company or the Employer) with respect to the acquisition of Shares upon vesting, the assignment or release of the Performance Shares for consideration or the receipt of any other benefit in connection with this Award of Performance Shares. Without limitation to the foregoing, prior to the first vesting date, Participant shall make an election, in the form specified and/or approved for such election by HMRC, that the liability for Secondary Class 1 National Insurance Contribution payments on such gains shall be transferred to Participant (the “Election”).  Participant hereby authorizes the Company or any Subsidiary or Parent of the Company or the successor to any such company (the “Company Group”) to withhold such Secondary Class 1 National Insurance Contributions from Participant’s salary or other payment due to Participant, or by arranging for the sale of some of the Shares which Participant is entitled

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to receive on the vesting of the Performance Shares, or Participant may make payment for such Secondary Class 1 National Insurance Contributions by cash or check to the member of the Company Group who will remit any such contributions to HMRC. If Participant does not make an Election prior to the first vesting date, if approval to the Election has been withdrawn by HMRC, or if such Election is jointly revoked by Participant and the Company Group, this Award of Performance Shares shall, without any liability to the Company Group, not vest. Participant further agrees to execute such other elections as may be required between Participant and any successor to the Company and/or the Employer.

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This exhibit applies only to United Kingdom Participants

NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of your participation in the NetSuite Inc. 2016 Equity Incentive Plan (the “Plan”), you are required to enter into a Joint Election to transfer to you any liability for employer’s National Insurance contributions (“NICs”) that may arise in connection with your participation in the Plan.

By entering into the Joint Election:

•                                          you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•                                          you authorize your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•                                          you acknowledge that even if you have clicked on the “I accept” button where indicated, NetSuite Inc. or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if NetSuite Inc. or your employer determines such is necessary to give effect to the Joint Election.

Clicking on the “I accept” button indicates your acceptance of the Joint Election. You should read the terms of the Joint Election carefully before accepting the Joint Election.

Please print and keep a copy of the Joint Election for your records.

PLEASE PRINT AND KEEP A COPY OF THIS ELECTION FOR YOUR RECORDS.

This exhibit applies only to United Kingdom Participants

NETSUITE, INC.

2016 EQUITY INCENTIVE PLAN

(UK Participants)

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

Parties

This Election is between:

(A)                               The individual who has obtained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive options, restricted stock, restricted stock units and/or performance shares (together, the “Awards”) pursuant to the terms and conditions of the NetSuite, Inc. 2016 Equity Incentive Plan (the “Plan”), and

(B)                               NetSuite, Inc. of 2955 Campus Drive, San Mateo, California 94403-2511, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering this Election on behalf of the Employer.

Purpose of Election

This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”).

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Changeable Event” that gives rise to relevant employment income pursuant to section section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA, including, without limitation:

(i)                                   the acquisition of securities pursuant to the options, performance shares and/or restricted stock units (pursuant to section 477(3)(a) ITEPA); and/or

(ii)                                the assignment or release of the options, performance shares and/or restricted stock units in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)                             the receipt of any other benefit in connection with the options, performance shares and/or restricted stock units, other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA); and/or

(iv)                            post-acquisition charges arising in respect of restricted stock or other Awards, such as on restricted stock which ceases to be subject to any restrictions (pursuant to section 427 ITEPA); and/or

(v)                               post-acquisition charges arising in respect of restricted stock or other Awards, such as on the conversion of restricted stock into securities of a different description (within section 439 of ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

This Election applies to all Awards granted to the Employee under the Plan, on or after [INSERT DATE AWARDS FIRST OFFERED UNDER 2016 PLAN] up to the termination date of the Plan.

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by electronically accepting this Election he or she will become personally liable for the Employer’s Liability covered by this Election.

Payment of the Employer’s Liability

The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)                                   by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)                                directly from the Employee by payment in cash or cleared funds; and/or

(iii)                             by arranging, on behalf of the Employee, for the sale of some of the securities which Participant is entitled to receive in respect of the Awards, the proceeds of which must be delivered to the Company in sufficient time for payment to be made to the HM Revenue and Customs by the due date; and/or

(iv)                            where the proceeds of the gain are to be made through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Awards;

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such amount to be paid in sufficient time to enable the Company to make payment to the HM Revenue and Customs by the due date; and/or

(v)                               through any other method as set forth in the agreement entered into between the Employee and the Company (provided that the method of recovery and/or the agreement is notified to and agreed with HM Revenue and Customs in advance of the recovery).

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

Duration of Election

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

This Election will continue in effect until the earliest of the following:

(i)                                   such time as both the Employee and the Company agree in writing that it should cease to have effect;

(ii)                                on the date the Company serves written notice on the Employee terminating its effect;

(iii)                             on the date the HM Revenue & Customs withdraws approval of this Election; or

(iv)                            on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding Awards granted under the Plan.

Acceptance by the Employee

The Employee acknowledges that by clicking on the “I accept” button below and from that date, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company agrees to be bound by the terms of this Election as stated above.

NETSUITE, INC.

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Schedule to Form of Election — Employing Companies

The employing companies to which this Form of Election relates are:

NetSuite UK Limited

Registration Number: [redacted]

Registered Office:	[address] [address]
[address]

Corporation Tax District:	[address]
[address] [address]
[address]

Corporation Tax Reference:	[redacted]

PAYE District:	[address]
[address] [address] [address]

PAYE Reference:	[redacted]

NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the NetSuite Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”), which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A (the “Terms and Conditions”), and the Special Provisions of Restricted Stock Units in Certain Countries attached hereto as Exhibit B (the “Appendix”).

NOTICE OF RESTRICTED STOCK UNIT GRANT

Name (“Participant”):

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, the Restricted Stock Units will vest in accordance with the following schedule:

[Insert Vesting Schedule]

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in a Restricted Stock Unit, such Restricted Stock Unit and Participant’s right to acquire any Shares thereunder will immediately terminate.

Effective Termination Date:

In the event of termination of Participant’s relationship as a Service Provider (regardless of the reason for such termination or whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing service to the Company or a Parent or Subsidiary of the Company and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or engaged or the terms of Participant’s employment or service agreement, if any (i.e., active service would not include any contractual notice period or any period of “garden leave” or similar period); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company for purposes of the Restricted Stock Units (including whether Participant may still be considered to be actively providing service while on a leave of absence).

Acknowledgments:

Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement, including exhibits hereto, all of which are made a part of this document. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

Participant acknowledges and agrees that Participant’s clicking the “ACCEPT” button on the E*TRADE on-line grant agreement response page will act as Participant’s electronic signature to this Agreement, which shall have the same binding effect as a written or hard copy signature and constitute Participant’s acceptance of and agreement with all of the terms and conditions of the Award, as set forth in the Agreement and the Plan.

NETSUITE INC.

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EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.                                      Grant.  The Company hereby grants to Participant an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, including any country-specific terms set forth in the Appendix (references herein to the “Agreement” shall include the Appendix), which is incorporated herein by reference.  Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the Agreement, the terms and conditions of the Plan will prevail.

2.                                      Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4 of these Terms and Conditions, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Restricted Stock Units that vest in accordance with Sections 3 or 4 of these Terms and Conditions will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7 of these Terms and Conditions.  Subject to the provisions of Section 4 of these Terms and Conditions, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4 of these Terms and Conditions or in the Appendix, and subject to Section 5 of these Terms and Conditions, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.  It is the intent of this Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately be forfeited and terminated.

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate, provided however that Participants employed outside the United States are not permitted to designate a beneficiary under this Agreement and thus, any distribution or delivery due to such Participants shall be made to the administrator or executor of their estates.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Withholding of Taxes.  Regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), Participant acknowledges that the ultimate liability for all federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award of Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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(a)                                 Default Method of Tax Withholding.

(i)                                     If Participant is an Officer on the Date of Grant, the Tax-Related Items which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld or such higher amount as would not result in adverse financing accounting consequences.

(ii)                                  If Participant is not an Officer on the Date of Grant, the Tax Withholding Obligation will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan) (the “Automatic Sale”), unless Participant has already adopted a plan pursuant to Rule 10b5-1(c) of the U.S. Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), pursuant to which the proceeds of the next sale of Shares under the 10b5-1 Plan (the “10b5-1 Sale”) will be sufficient to satisfy the Tax Withholding Obligation plus any Tax-Related Items due with respect to 10b5-1 Sale. The proceeds from the Automatic Sale or the 10b5-1 Sale, as applicable (in either case, the “Sale”), will be used to satisfy Participant’s Tax Withholding Obligation (and any associated broker or other fees) arising with respect to this Award.  Only whole Shares will be sold to satisfy any Tax Withholding Obligation.  Any proceeds from the Sale in excess of the Tax Withholding Obligation (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the Sale to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such Sale, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(b)                                 Administrator Discretion.  If the Administrator determines that Participant cannot satisfy the Tax Withholding Obligation through the default procedure described in clause (a) of this Section 7, it may, in its discretion, permit Participant to satisfy the Tax Withholding Obligation by (i) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the minimum amount required to be withheld or such higher amount as would not result in adverse financing accounting consequences, (ii) if Participant is not an Officer on the Date of Grant, electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld or such higher amount as would not result in adverse financing accounting consequences, (iii) payment by Participant in cash, (iv) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, or (v) such other means as the Administrator deems appropriate and permissible under Applicable Law.

(c)                                  Withholding Rate.  Without limitation to the foregoing, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum statutory tax rate for the applicable tax jurisdiction. If a maximum rate is used,

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Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  If the Tax Withholding Obligation is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)                                 Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation.  If Participant fails to satisfy any applicable Tax Withholding Obligations by the time they become due, Participant will forfeit Participant’s Restricted Stock Units to which Participant’s Tax Withholding Obligation relates, as well as any right to receive Shares otherwise issuable pursuant to those Restricted Stock Units.

(e)                                  Consultants. Notwithstanding anything to the contrary in this Agreement, if Participant is a Consultant, neither the Company nor any Parent or Subsidiary of the Company shall be responsible for withholding any Tax-Related Items due in connection with any aspect of the Award of Restricted Stock Units. Any Participant who is a Consultant is solely responsible for reporting all income derived from the Restricted Stock Units on his or her personal tax return and paying all applicable Tax-Related Items due. Notwithstanding the foregoing, to the extent that the Company or any Parent or Subsidiary of the Company may incur any liability for the Tax-Related Items or for withholding such Tax-Related Items as a result of any aspect of the Award of Restricted Stock Units, any Participant who is a Consultant agrees to undertake to pay to the Company or any Parent or Subsidiary of the Company the amount of such Tax-Related Items. The Company may refuse to deliver Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH

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PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Nature of Grant. By entering into this Agreement and accepting this Award of Restricted Stock Units evidenced hereby, Participant acknowledges that:

(a)                                 the grant of the Restricted Stock Unit is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)                                 all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Administrator;

(c)                                  Participant is voluntarily participating in the Plan;

(d)                                 the Award of Restricted Stock Units and the Shares subject to the Award Restricted Stock Units, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;

(e)                                  the Award of Restricted Stock Units and the Shares subject to the Award of Restricted Stock Units, and the income and value of the same, are not intended to replace any pension rights or compensation;

(f)                                   the grant of Restricted Stock Units will not be interpreted to form an employment contract or relationship with the Company, the Employer, or any Parent or Subsidiary of the Company;

(g)                                  the future value of the Shares underlying the Award of Restricted Stock Units is unknown and cannot be predicted with certainty;

(h)                                 no claim or entitlement to compensation or damages arises from forfeiture of the Restricted Stock Units resulting from termination of Participant’s Service Provider relationship with the Company or the Employer or with the Parent or Subsidiary of the Company retaining Participant (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or services agreement, if any);

(i)                                     unless otherwise agreed with the Company, the Award of Restricted Stock Units and the Shares subject to the Award of Restricted Stock Units, and the income and value of the same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of a Subsidiary or Parent of the Company;

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(j)                                    neither the Company, the Employer, nor any Parent or Subsidiary of the Company retaining Participant shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or any Shares delivered to Participant upon vesting of the Restricted Stock Units or of any proceeds resulting from Participant’s sale of such Shares; and

(k)                                 the Award of Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or determined by the Company in its discretion, to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

11.                               No Advice Regarding Grant. None of the Company, its employees and advisors, members of the Board, and the Employer or the Parent or Subsidiary of the Company retaining Participant are providing any tax, legal or financial advice to Participant, or making any recommendation regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the Shares underlying the Award of Restricted Stock Units. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12.                               Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer or the Parent or Subsidiary of the Company retaining Participant may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, email address, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, as the Employer, the Parent or Subsidiary of the Company retaining Participant and/or the Company deems necessary for the purpose of implementing, administering and managing the Plan (“Data”).

Participant acknowledges and understands that Data may be transferred to a stock plan broker designated by the Company, including E*Trade Financial Corporate Services, Inc. and its affiliated companies (“E*Trade”), Fidelity Stock Plan Services LLC and its affiliated companies (“Fidelity”) or any other broker or plan administrator that may be designated by the Company and any other third parties assisting in the implementation, administration and management of the Plan, that these recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Stock Administration Department. Participant

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authorizes the Company, E*Trade, Fidelity and any other possible recipients of Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as the Company or its third party broker and stock administrator deems reasonably necessary to implement, administer and manage Participant’s participation in the Plan or to comply with applicable laws or regulations. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s Stock Administration department in writing.

Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if later seeks to revoke his or her consent, Participant’s employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to realize benefits from the Restricted Stock Units or otherwise participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Company’s Stock Administration department.

13.                               Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at NetSuite Inc., 2955 Campus Drive, Suite 100, San Mateo, California, 94403, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing.

14.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, this Award of Restricted Stock Units may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. Notwithstanding the foregoing sentence, this Award may be assigned or transferred, in whole or in part, during Participant’s lifetime: (i) under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); (ii) to a “family member,” within the meaning of and in accordance with instructions for Form S-8 promulgated under the Securities Act, to the extent such assignment or transfer is in connection with Participant’s estate plan; or (iii) to the extent required by any Applicable Law.

15.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is

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necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of any Shares will violate Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.  The Company will make all reasonable efforts to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

17.                               Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

18.                               Repayment/Forfeiture. Notwithstanding any provisions to the contrary under the Plan or this Agreement, this Award of Restricted Stock Units and any amounts paid thereunder shall be subject to the Clawback Policy.  Participant agrees to forfeit, return, or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

19.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20.                               Electronic Delivery and Participation.  Participant agrees that the Company may deliver by electronic means all documents relating to the Plan, the Restricted Stock Units, or future restricted stock units that may be awarded under the Plan (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or request Participant’s consent to participate in the Plan by electronic means.  Participant also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify Participant by electronic means.

21.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22.                               Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or

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unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

23.                               Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

24.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

25.                               Governing Law; Choice of Venue.  This Agreement will be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

26.                               Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

27.                               Appendix. Notwithstanding any provision in this Agreement to the contrary, the Award of Restricted Stock Units shall be subject to the special terms and provisions set forth in the Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and provisions for such country will apply to Participant, to the extent the Administrator determines that the application of such terms and provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

28.                               Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to

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require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29.                               Waiver. The waiver by the Company with respect to compliance of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

30.                               Foreign Asset/Account Reporting Requirements; Exchange Controls.  Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements in connection with the Restricted Stock Units, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan.  Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country.  Participant may also be required to repatriate any funds received in connection with the Restricted Stock Units to his or her country and may be required to use a specific account for doing so and/or to convert the funds to local currency.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements.  Participant further understands that he or she should consult his or her personal legal advisor on these matters.

31.                               Insider Trading Restrictions/Market Abuse Laws.  Depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Neither the Company nor any Subsidiary or Parent of the Company will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions.  Participant should consult with his or her own personal legal advisers to ensure compliance with Applicable Laws.

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EXHIBIT B

APPENDIX

SPECIAL PROVISIONS OF RESTRICTED STOCK UNITS IN CERTAIN COUNTRIES

This Appendix includes special country-specific terms that apply to Participants resident in countries listed below. This Appendix is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Notice of Grant or the Terms and Conditions.

This Appendix also includes information relating to issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2016 and is provided solely for informational purposes. Such laws are often complex, change frequently, and results may differ based on the particular facts and circumstances. The information might not describe all of the terms and conditions of these laws that may apply in the particular circumstances. Accordingly, the information is not (and is not a substitute for) legal advice and Participant may not rely on the information herein as to the consequences of participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest or Shares acquired under the Plan are sold. In addition, the information is general in nature and might not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the country in which Participant is currently working, or is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Restricted Stock Units have been granted, the information contained herein may not be applicable in the same manner. If Participant transfers employment to another country listed in this Appendix after the Restricted Stock Units are granted to him or her, the information contained for that new country may be applicable to him or her. In addition, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

Australia

Nature of Plan

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act of 1997 (Cth) (the “Act”) applies (subject to the conditions of the Act).

Australian Offer Document

The offer of the Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000.   Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees.

Canada

Company’s Obligation to Pay

This provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in the Plan, Restricted Stock Units granted to employees resident in Canada shall be paid in Shares only.

Effective Termination Date

This provision replaces the Effective Termination Date provision contained in the Notice of Grant:

In the event of termination of Participant’s relationship as a Service Provider (regardless of the reason for such termination or whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in Restricted Stock Units under the Plan (if any) will terminate effective as of the date that is earlier of (i) the date that Participant receives notice of termination of employment or service from the Employer, or (ii) the date Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer providing service to the Company or a Subsidiary or Parent of the Company for purposes of the Restricted Stock Units (including whether Participant may still be considered to be actively providing service while on a leave of absence).

Tax Obligations

This provision supplements Section 7 of the Terms and Conditions:

In the event that the Administrator determines to satisfy the Tax-Related Items by withholding otherwise deliverable Shares as permitted under Section 7 of the Terms and Conditions, it may impact the tax treatment of the Restricted Stock Units in Canada. In such event, Participant hereby acknowledges that neither the Company, nor any Parent or Subsidiary of the Company, shall have any liability towards Participant for any tax consequences that may ensue. Participant is advised to consult with his or her personal tax advisor regarding the tax treatment of the Restricted Stock Units.

Securities Law Notification

Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a

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stock exchange on which the Shares are listed.  The Shares are currently listed on the New York Stock Exchange.

Foreign Asset / Account Reporting Notification

Foreign property, including Shares and rights to receive Shares (e.g., Restricted Stock Units), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds CAD 100,000 at any time during the year.  Thus, Restricted Stock Units must be reported - generally at a nil cost - if the CAD 100,000 cost threshold is exceeded because of other foreign specified property.  When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares.  Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

The following provisions will apply if Participant is a resident of Quebec:

Language Consent

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy

This provision supplements Section 12 of the Terms and Conditions:

Participant hereby authorizes the Company and the Employer and their respective representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any Subsidiary or Parent of the Company and the Administrator to disclose and discuss the Plan with their advisors. Moreover, Participant authorizes the Company and any Subsidiary or Parent of the Company to record such information and to keep such information in Participant’s employee file.

Czech Republic

Exchange Control Notification

Participant may be required to fulfill certain notification duties in relation to the Restrict Stock Units and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more.  Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements.

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Hong Kong

Company’s Obligation to Pay

This provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in the Plan, Restricted Stock Units granted to employees resident in Hong Kong shall be paid in Shares only.

Sale Restriction

If the Restricted Stock Units vest and are settled within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares issued to him or her, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Date of Grant.  Participant agrees that any Shares acquired upon vesting and settlement are accepted as a personal investment.

Securities Law Notification

WARNING: The Restricted Stock Units and any Shares issued upon settlement of the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Subsidiary or Parent of the Company. The Agreement, including this Appendix, the Plan, the Notice of Grant, the Terms and Conditions and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units Plan and any related documentation are intended only for the personal use of Participant and may not be distributed to any other persons. If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, the Plan, the Notice of Grant, or the Terms and Conditions, Participant should obtain independent professional advice.

Japan

Foreign Asset / Account Reporting Notification

Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000.  Such report will be due by March 15th of the following year.  Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether Participant will be required to report details of any outstanding Restricted Stock Units or Shares held by Participant in the report.

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Philippines

Securities Law Notification

This offer of Restricted Stock Units is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.

Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the New York Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and Participant’s local currency. In this regard, Participant should note that the value of any Shares Participant may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between Participant’s local currency and the United States Dollar may affect the value of the Restricted Stock Units or any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired by Participant upon settlement. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://www.netsuite.com/portal/home.shtml.  In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting the Company’s Stock Plan Manager at the address below:

NetSuite Inc.

2955 Campus Drive, Suite 100

San Mateo, CA 94403-2511

(650) 627-1000

Participant should also note that the sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed.  As noted above, the Shares are currently listed on the New York Stock Exchange in the United States of America.

Singapore

Securities Law Notification

The Award of Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the Shares being subsequently offered for sale to any other party.  The Plan has not been, and will not be, lodged or registered as a

5

prospectus with the Monetary Authority of Singapore.  Therefore, statutory liability under the SFA in relation to the content of prospectuses will not apply.  Participant should note that the Award of Restricted Stock Units is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Award of Restricted Stock Units in Singapore, unless such sale or offer is made (A) after six months from the Date of Grant, (B) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (C) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Chief Executive Office and Director Notification Information

If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore company, Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore company in writing when Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any related companies. In addition, Participant must notify the Singapore company when he or she sells Shares of the Company or shares of any related company (including when Participant sells Shares acquired through vesting of the Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company.  In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.

Spain

Nature of Grant

This provision supplements Sections 5, 9 and 10 of the Terms and Conditions:

In accepting the Award of Restricted Stock Units, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or a Subsidiary or Parent of the Company throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any Award will not bind the Company or any Subsidiary or Parent of the Company. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and any Shares issued upon vesting of the Restricted Stock Units are not a part of any employment contract (either with the Company or a Subsidiary or Parent of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Restricted Stock Units will be cancelled without

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entitlement to any Shares if Participant’s Service Provider relationship ceases with the Company for any reason, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Administrator, in its sole discretion, shall determine the date when Participant’s status as Service Provider has terminated for purposes of the Restricted Stock Units.

Further, Participant understands that this Award would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Restricted Stock Units shall be null and void.

Securities Law Notification

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Restricted Stock Units.  Neither the Plan nor the Agreement (including this Appendix, the Notice of Grant, and the Terms and Conditions) have been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Notification

The acquisition, ownership and sale of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.

Foreign Asset/Account Reporting Notification

To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or

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assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000.

Participant should consult with his or her personal tax and legal advisors to ensure that he or she is properly complying with his or her reporting obligations.

United Kingdom

Company’s Obligation to Pay

This provision supplements Section 2 of the Terms and Conditions:

Notwithstanding any discretion contained in the Plan, Restricted Stock Units granted to employees resident in the United Kingdom shall be paid in Shares only.

Tax Obligations

This provision supplements Section 7 of the Terms and Conditions:

If payment or withholding of the income tax due in connection with the Restricted Stock Units is not made within ninety (90) days after the end of the U.K. tax year in which the income tax liability arises or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the HM Revenue and Customs (“HMRC”) official rate of interest and will be immediately due and repayable, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to above in Section 7 of the Terms and Conditions.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the income tax due.  In the event that Participant is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable.  Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.

Joint Election for Transfer of Liability for Employer National Insurance Contributions

Participant acknowledges and agrees that Participant shall be liable for the Secondary Class 1 National Insurance Contributions which may be payable by the Company or the Employer (or by any successor to the Company or the Employer) with respect to the acquisition of Shares upon vesting, the assignment or release of the Restricted Stock Units for consideration or the receipt of any other benefit in connection with this Award of Restricted Stock Units. Without limitation to the foregoing, prior to the first vesting date, Participant shall make an election, in the form

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specified and/or approved for such election by HMRC, that the liability for Secondary Class 1 National Insurance Contribution payments on such gains shall be transferred to Participant (the “Election”).  Participant hereby authorizes the Company or any Subsidiary or Parent of the Company or the successor to any such company (the “Company Group”) to withhold such Secondary Class 1 National Insurance Contributions from Participant’s salary or other payment due to Participant, or by arranging for the sale of some of the Shares which Participant is entitled to receive on the vesting of the Restricted Stock Units, or Participant may make payment for such Secondary Class 1 National Insurance Contributions by cash or check to the member of the Company Group who will remit any such contributions to HMRC. If Participant does not make an Election prior to the first vesting date, if approval to the Election has been withdrawn by HMRC, or if such Election is jointly revoked by Participant and the Company Group, this Award of Restricted Stock Units shall, without any liability to the Company Group, not vest. Participant further agrees to execute such other elections as may be required between Participant and any successor to the Company and/or the Employer.

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This exhibit applies only to United Kingdom Participants

NETSUITE INC.

2016 EQUITY INCENTIVE PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of your participation in the NetSuite Inc. 2016 Equity Incentive Plan (the “Plan”), you are required to enter into a Joint Election to transfer to you any liability for employer’s National Insurance contributions (“NICs”) that may arise in connection with your participation in the Plan.

By entering into the Joint Election:

•                                          you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•                                          you authorize your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•                                          you acknowledge that even if you have clicked on the “I accept” button where indicated, NetSuite Inc. or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if NetSuite Inc. or your employer determines such is necessary to give effect to the Joint Election.

Clicking on the “I accept” button indicates your acceptance of the Joint Election. You should read the terms of the Joint Election carefully before accepting the Joint Election.

Please print and keep a copy of the Joint Election for your records.

PLEASE PRINT AND KEEP A COPY OF THIS ELECTION FOR YOUR RECORDS.

This exhibit applies only to United Kingdom Participants

NETSUITE, INC.

2016 EQUITY INCENTIVE PLAN

(UK Participants)

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

Parties

This Election is between:

(A)                             The individual who has obtained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”), and who is eligible to receive options, restricted stock, restricted stock units and/or performance shares (together, the “Awards”) pursuant to the terms and conditions of the NetSuite, Inc. 2016 Equity Incentive Plan (the “Plan”), and

(B)                             NetSuite, Inc. of 2955 Campus Drive, San Mateo, California 94403-2511, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering this Election on behalf of the Employer.

Purpose of Election

This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”).

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Changeable Event” that gives rise to relevant employment income pursuant to section section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA, including, without limitation:

(i)                                   the acquisition of securities pursuant to the options, performance shares and/or restricted stock units (pursuant to section 477(3)(a) ITEPA); and/or

(ii)                                the assignment or release of the options, performance shares and/or restricted stock units in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)                             the receipt of any other benefit in connection with the options, performance shares and/or restricted stock units, other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA); and/or

(iv)                            post-acquisition charges arising in respect of restricted stock or other Awards, such as on restricted stock which ceases to be subject to any restrictions (pursuant to section 427 ITEPA); and/or

(v)                               post-acquisition charges arising in respect of restricted stock or other Awards, such as on the conversion of restricted stock into securities of a different description (within section 439 of ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

This Election applies to all Awards granted to the Employee under the Plan, on or after [INSERT DATE AWARDS FIRST OFFERED UNDER 2016 PLAN] up to the termination date of the Plan.

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by electronically accepting this Election he or she will become personally liable for the Employer’s Liability covered by this Election.

Payment of the Employer’s Liability

The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)                                   by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)                                directly from the Employee by payment in cash or cleared funds; and/or

(iii)                             by arranging, on behalf of the Employee, for the sale of some of the securities which Participant is entitled to receive in respect of the Awards, the proceeds of which must be delivered to the Company in sufficient time for payment to be made to the HM Revenue and Customs by the due date; and/or

(iv)                            where the proceeds of the gain are to be made through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Awards; such amount to be paid in sufficient time to enable the Company to make payment to the HM Revenue and Customs by the due date; and/or

(v)                               through any other method as set forth in the agreement entered into between the Employee and the Company (provided that the method of recovery and/or the

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agreement is notified to and agreed with HM Revenue and Customs in advance of the recovery).

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

Duration of Election

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

This Election will continue in effect until the earliest of the following:

(i)                                   such time as both the Employee and the Company agree in writing that it should cease to have effect;

(ii)                                on the date the Company serves written notice on the Employee terminating its effect;

(iii)                             on the date the HM Revenue & Customs withdraws approval of this Election; or

(iv)                            on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding Awards granted under the Plan.

Acceptance by the Employee

The Employee acknowledges that by clicking on the “I accept” button below and from that date, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company agrees to be bound by the terms of this Election as stated above.

NETSUITE, INC.

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Schedule to Form of Election — Employing Companies

The employing companies to which this Form of Election relates are:

NetSuite UK Limited

Registration Number: [redacted]

Registered Office:	[address] [address]
[address]

Corporation Tax District:	[address] [address] [address]
[address]

Corporation Tax Reference:	[redacted]

PAYE District:	[address]
[address] [address] [address]

PAYE Reference:	[redacted]

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